                                                                   EXHIBIT 10.49


                     FIFTH AMENDMENT TO SUBLEASE AGREEMENT

         THIS FIFTH AMENDMENT (the "Amendment") is made and entered into as of the 10th day of July, 2000, by and between EOP-PERIMETER CENTER, L.L.C., a Delaware limited liability company ("Sublessor"), and INTERLIANT, INC., a Delaware corporation ("Sublessee").

                                   RECITALS

A. Sublessor (as successor in interest to Southern Company Services, Inc.) and Sublessee (formerly known as Sage Networks, Inc.) are parties to that certain sublease agreement dated May 29, 1998 (the "Original Sublease") for certain space in the building known as 64 Perimeter Center East (formerly known as Building 64A) located at 64 Perimeter Center East, Atlanta, Georgia (the "Building"). The Original Sublease has been amended by that certain First Amendment to Sublease Agreement dated December 9, 1998 (the "First Amendment"), that certain Second Amendment to Sublease Agreement dated October 31, 1999 (the "Second Amendment"), that certain Third Amendment to Sublease Agreement dated February 10, 2000 (the "Third Amendment"), and that certain Amendment to Sublease dated June 23, 2000 (the "Fourth Amendment") (the Original Sublease, as amended as aforesaid, is referred as the "Sublease").

B. The premises currently demised under the Sublease are located in the Building and consist of approximately 22,819 rentable square feet of data center space (referred to herein as the "Sublease Premises"), comprised of the following: (i) approximately 7,240 rentable square feet on floor G1 of the Building described as Suite G-300 (the "Original Data Center Premises"), (ii) approximately 10,218 rentable square feet on Floor G2 of the Building described as the "Data Center Expansion Premises" (as defined in the First Amendment), and (iii) approximately 5,361 rentable square feet on Floor G2 of the Building described as the "Second Amendment Data Center Premises" (as defined in the Second Amendment). The premises demised under the Sublease, as described in this Recital B, collectively are referred to as the "Original Sublease Premises" or, as appropriate, as the "Original Data Center Space".

C. The premises demised under the Sublease also previously included approximately 13,468 rentable square feet on the first floor of the Building described as the "Temporary Office Space" (as defined in the First Amendment), but the term for the Temporary Office Space expired on May 15, 2000. Therefore, the Temporary Office Space is no longer included as part of the premises demised under the Sublease.

D. Sublessee has requested that additional space containing approximately 2,782 rentable square feet described as Suite No. G-255 on Floor G2 of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the premises demised under the Sublease. Sublessor is willing to add the Expansion Space to the Sublease Premises upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

I.   Expansion and Effective Date.

     A. Effective as of August 1, 2000 (the "Expansion Effective Date"), the Sublease Premises, as defined in the Sublease, is increased from 22,819 rentable square feet to 25,601 rentable square feet by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Sublease Premises (as defined in Recital B above) and the Expansion Space, collectively, shall be deemed the Sublease Premises, as defined in the Sublease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the expiration of the Term, which, unless sooner terminated in accordance with the Sublease, shall mean February 28, 2006. (Such date, for purposes of this Amendment and the Sublease, is referred to as the "Termination Date").

     B. The Expansion Space is subject to all the terms and conditions of the Sublease except as expressly modified herein and except that Sublessee shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Sublease Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. The parties agree that the Expansion Space is also subject to all provisions of the Sublease which are specifically applicable to Sublessee's data center space within the Sublease Premises, including, without limitation, Section 8 of the Original Sublease and Section 4(c) of the Second Amendment.

II.  Monthly Base Rent.

     In addition to Sublessee's obligation to pay Base Rent for the Original Sublease Premises, Sublessee shall pay Sublessor Base Rent for the Expansion Space in 67 monthly installments as follows:

     A. Twelve (12) equal installments of $6,108.81 (i.e. $26.35 per annum per rentable square foot in the Expansion Space) each payable on or before the first day of each month during the period beginning August 1, 2000 and ending July 31, 2001.

     B. Twelve (12) equal installments of $6,291.96 (i.e. $27.14 per annum per rentable square foot in the Expansion Space) each payable on or before the first day of each month during the period beginning August 1, 2001 and ending July 31, 2002.

     C. Twelve (12) equal installments of $6,479.74 (i.e. $27.95 per annum per rentable square foot in the Expansion Space) each payable on or before the first day of each month during the period beginning August 1, 2002 and ending July 31, 2003.

     D. Twelve (12) equal installments of $6,674.48 (i.e. $28.79 per annum per rentable square foot in the Expansion Space) each payable on or before the first day of each month during the period beginning August 1, 2003 and ending July 31, 2004.

     E. Twelve (12) equal installments of $6,873.86 (i.e. $29.65 per annum per rentable square foot in the Expansion Space) each payable on or before the first day of each month during the period beginning August 1, 2004 and ending July 31, 2005.

     F. Seven (7) equal installments of $7,080.19 (i.e. $30.54 per annum per rentable square foot in the Expansion Space) each payable on or before the first day of each month during the period beginning August 1, 2005 and ending February 28, 2006.

     All such Base Rent shall be payable by Sublessee in accordance with the terms of the Sublease.

III. Letter of Credit.

     A. Section 7 of the Original Sublease (Letter of Credit) is amended by changing all references to the amount required under the letter of credit described therein from $99,999.00 to $191,581.75 (the "Revised LOC Amount"). Section 7(b) and Section 7(c) of the Original Sublease are deleted in their entirety, it being agreed that the intended reductions in the amount required under the letter of credit, as described in such subsections, are reflected in the Revised LOC Amount described above. In accordance with the foregoing, Section 9 of the First Amendment and Section 7 of the Second Amendment are also deemed deleted and are of no further force or effect. The Replacement Letter of Credit (as defined below) shall provide that, so long Sublessee is not late on the payment of any sums payable by Sublessee under the Sublease during the 12 month period immediately preceding the effective date of any scheduled reduction in the Revised LOC Amount, the Revised LOC Amount shall automatically reduce by $8,000.00 effective as of each of July 1, 2001, July 1, 2002, and July 1, 2003.

     B. Prior to Sublessee commencing any demolition or construction work in the Expansion Space, Sublessee shall deliver to Sublessor a replacement letter of credit (the "Replacement Letter of Credit"), in the form attached hereto as Exhibit C, for the Revised LOC Amount. Upon receipt of the Replacement Letter of Credit in the Revised LOC Amount, Sublessor shall return to Sublessee the original letter of credit that Sublessor has in its possession which was originally delivered pursuant to the terms of Section 7 of the Sublease.

IV. Sublessee's Share of Other Charges. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Sublessee shall pay for its Share of Other Charges applicable to the Expansion Space in accordance with the terms of Section 28 of the Sublease, as amended. However, it is specifically agreed that Base Rent for the Expansion Space includes, and there shall be no separate charge to Sublessee for, Sublessor's costs and expenses for the maintenance set forth on Exhibit "C"
                                                                     ----------
     attached to the Second Amendment.

V.   Improvements to Expansion Space.

     A. Condition of Expansion Space. Sublessee has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Sublessor to perform any alterations, repairs or improvements.

     B. Responsibility for Improvements to Expansion Space. Sublessee shall perform improvements to the Expansion Space pursuant to the Work Letter attached hereto as Exhibit B.

VI. Early Access to Expansion Space. During any period that Sublessee shall be permitted to enter the Expansion Space prior to the Expansion Effective Date for reasons other than to commence business operations therein (e.g., to perform alterations or improvements, if any), Sublessee shall comply with all terms and provisions of the Sublease, except those provisions requiring payment of Base Rent as to the Expansion Space. If Sublessee takes possession of the Expansion Space prior to the Expansion Effective Date for purposes of commencing business operations therein, such possession shall be subject to all the terms and conditions of the Sublease and this Amendment, and Sublessee shall pay Base Rent and Sublessee's Share of Other Charges as applicable to the Expansion Space to Sublessor on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

VII. Other Pertinent Provisions. Sublessor and Sublessee agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Sublease shall be amended in the following additional respects:

     A.   Address for Rent Payments. Section 1(c) of the Sublease, as amended,
          -------------------------
          is hereby amended to reflect that payments of Rent shall be addressed as follows:

          Payments of Rent shall be made payable to the order of Equity Office Properties and forwarded to the following address:

          EOP Operating Limited Partnership, as agent for EOP-Perimeter Center, L.L.C. - Group II
          P.O. Box 931648
          Atlanta, Georgia  31193-1648

     B.   Sublessor Notice Addresses.  Section 53 of the Sublease,  as amended,
          --------------------------
          is hereby amended to reflect that notices to Sublessor shall be addressed as follows:

          EOP-Perimeter Center, L.L.C.
          c/o Equity Office Properties Trust
          70 Perimeter Center East, Suite 7016
          Atlanta, Georgia  30346
          Attention:  Building Manager - Group II

          With a copy to:

          Equity Office Properties Trust
          Two North Riverside Plaza
          Suite 2200
          Chicago, Illinois 60606
          Attention:  Regional Counsel - Southeast Region

          B.   Sublessee Notice Addresses.  Section 53 of the Sublease,  as
               --------------------------
               amended, is hereby amended to reflect that notices to Sublessee shall be addressed as follows:

               Interliant, Inc.
               66 Perimeter Center East, Suite 800
               Atlanta, Georgia  30346

               With a copy to:

               Interliant, Inc.
               2 Manhattanville Road
               Purchase, New York 10577
               Attention:  General Counsel

          C.   Parking. Effective as of the Expansion Effective Date, in
               -------
               accordance with Section 8 of the First Amendment (Parking Arrangements), which replaced Section 35 of the Original Sublease, Sublessee shall be entitled to 4 additional parking passes with respect to the Expansion Space for parking by Sublessee's invitees and employees, free of charge, during the remainder of the Term on a first come, first serve basis. Such additional passes are in satisfaction of, and not in addition to, the 2 parking passes per 1,000 rentable square feet of data center space which Sublessee would be entitled to under said
               Section 8 of the First Amendment with respect to the Expansion Space. The use of such parking passes shall be subject to the terms of Section 8 of the First Amendment, as amended. Further, the parties agree that Sublessor shall have the right from time to time to promulgate reasonable rules and regulations regarding the parking garage, surface parking areas, the spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Sublessee shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

          D.   Deleted  Provision. Section 5 of the Sublease (Renewal Right)
               ------------------
               has been exercised and is therefore of no further force or effect.

VIII.     Miscellaneous.

          A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

          B. Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect.

          C. In the case of any inconsistency between the provisions of the Sublease and this Amendment, the provisions of this Amendment shall govern and control.

          D. Submission of this Amendment by Sublessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Sublessee. Sublessor shall not be bound by this Amendment until Sublessor has executed and delivered the same to Sublessee.

          E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Sublease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

          F. Sublessee hereby represents to Sublessor that Sublessee has dealt with no broker other than The Wesley Company in connection with this Amendment. Sublessee agrees to indemnify and hold Sublessor, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Sublessor Related Parties") harmless from all claims of any brokers claiming to have represented Sublessee other than The Wesley Company in connection with this

               Amendment. Sublessor hereby represents to Sublessee that Sublessor has dealt with no broker other than The Wesley Company in connection with this Amendment. Sublessor agrees to indemnify and hold Sublessee, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Sublessee Related Parties") harmless from all claims of any brokers claiming to have represented Sublessor other than The Wesley Company in connection with this Amendment.

         IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Amendment as of the day and year first above written.


                                  SUBLESSOR:

                                  EOP-PERIMETER CENTER, L.L.C., a Delaware limited liability company

                                  By:  EOP  Operating  Limited   Partnership,
                                       a Delaware limited partnership, its sole
                                       member

                                       By: Equity Office Properties Trust, a
                                           Maryland real estate investment
                                           trust, its managing general partner

                                           By:  /s/ Jeff Sweeney
                                              ----------------------------------
                                           Name:    Jeff Sweeney
                                                --------------------------------
                                           Title:   V.P. Leasing
                                                 -------------------------------


                                  SUBLESSEE:

                                  INTERLIANT, INC., a Delaware corporation

                                  By:  /s/ Kristian Nelson
                                      -----------------------------------------
                                  Name: Kristian Nelson
                                       ----------------------------------------
                                  Title:  SVP of Operations
                                        ---------------------------------------

                                    EXHIBIT A

                                Expansion Space

                                 [FLOOR PLAN]

                                    EXHIBIT B
                                    ---------

                                   WORK LETTER
                                   -----------

         This Exhibit is attached to and made a part of this Amendment dated July 10, 2000, by and between EOP-PERIMETER CENTER, L.L.C. ("Sublessor") and INTERLIANT, INC. ("Sublessee") for space in the Building located at 64 Perimeter Center East, Atlanta, Georgia 30346.


I.   Alterations and Allowance.
     -------------------------

     A. Following the delivery of the Expansion Space by Sublessor, delivery of the Replacement Letter of Credit to Sublessor, and the full and final execution and delivery of this Amendment, Sublessee shall have the right to perform alterations and improvements in the Expansion Space (the "Initial Alterations"). Notwithstanding the foregoing, Sublessee and its contractors shall not have the right to perform Initial Alterations in the Expansion Space unless and until Sublessee has complied with all of the terms and conditions of Section 16 of the Sublease, including, without limitation, approval by Sublessor of the final plans for the Initial Alterations, including the demising wall referenced in Section B below, and the contractors to be retained by Sublessee to perform such Initial Alterations. Sublessee shall be responsible for all elements of the design of Sublessee's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Sublessee's furniture, appliances and equipment), and Sublessor's approval of Sublessee's plans shall in no event relieve Sublessee of the responsibility for such design. Sublessor's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Sublessor's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Sublessor, (ii) does not maintain insurance as required pursuant to the terms of the Sublease, (iii) does not have the ability to be bonded for the work in an amount of no less 150% of the cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Sublessor, or (v) is not licensed as a contractor in the state/municipality in which the Expansion Space is located. Sublessee acknowledges the foregoing is not intended to be an exclusive list of the reasons why Sublessor may reasonably withhold its consent to a general contractor.

     B. In addition to Sublessee's Initial Alterations, Sublessee shall also install a demising wall, in compliance with applicable building codes, separating the Expansion Space from the balance of the space on the floor. Such demising wall shall be installed to Sublessor's reasonable satisfaction no later than one (1) week following the Expansion Effective Date. Sublessor shall reimburse Sublessee for the actual reasonable costs incurred by Sublessee in connection with the installation of the demising wall, not to exceed $10,000.00. If Sublessee fails to timely install the demising wall as required in Section B above, Sublessor may install the demising wall and Sublessee shall reimburse Sublessor for any actual reasonable costs incurred by Sublessor in connection with such work exceeding $10,000.00, plus Sublessee shall pay Sublessor an administrative fee of $1,000.00 to cover Sublessor's time incurred with the foregoing. Any sums required to be paid by Sublessee hereunder shall be deemed Rent under the Sublease.

     C. Sublessee agrees to accept the Expansion Space in its "as-is" condition and configuration, it being agreed that Sublessor shall not be required to perform any work or, except as provided in Section B above with respect to the demising wall, incur any costs in connection with the construction or demolition of any improvements in the Expansion Space.

     D. This Exhibit shall not be deemed applicable to any additional space added to the original Sublease Premises at any time or from time to time, whether by any options under the Sublease or otherwise, or to any portion of the original Sublease

          Premises or any additions to the Expansion Space in the event of a renewal or extension of the original Term of the Sublease, whether by any options under the Sublease or otherwise, unless expressly so provided in the Sublease or any amendment or supplement to the Sublease.

         IN WITNESS WHEREOF, Sublessor and Sublessee have entered into this Exhibit as of the date first written above.


                                      SUBLESSOR:

                                      EOP-PERIMETER CENTER, L.L.C., a Delaware limited liability company

                                      By:  EOP Operating Limited Partnership, a
                                           Delaware limited partnership, its
                                           sole member

                                      By:  Equity Office Properties Trust, a
                                           Maryland real estate investment
                                           trust, its managing general partner


                                           By:  /s/ Jeff Sweeney
                                              ----------------------------------
                                           Name:    Jeff Sweeney
                                                --------------------------------
                                           Title:   V.P. Leasing
                                                 -------------------------------


                                      SUBLESSEE:

                                      INTERLIANT, INC., a Delaware corporation

                                      By:  /s/ Kristian Nelson
                                         ---------------------------------------
                                      Name:  Kristian Nelson
                                           -------------------------------------
                                      Title: SVP of Operations
                                            ------------------------------------

                                   EXHIBT C

                           FORM OF LETTER OF CREDIT

                         -----------------------------
                        [Name of Financial Institution]

                                              Irrevocable Standby
                                              Letter of Credit
                                              No. ______________________
                                              Issuance Date:______________
                                              Expiration Date: March 31, 2001
                                              Applicant: Interliant, Inc.

Beneficiary
-----------

EOP-Perimeter Center, L.L.C.
c/o Equity Office Properties Trust
2 North Riverside Plaza
Suite 2200
Chicago, Illinois 60606
Attention:  Regional Counsel - Southeast Region

Ladies/Gentlemen:

         We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of One Hundred Ninety One Thousand Five Hundred Eighty One and 75/100 U.S. Dollars ($191,581.75) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.       An original copy  of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain sublease agreement dated May 29, 1998, as amended from time to time, by and between EOP-PERIMETER CENTER, L.L.C., a Delaware limited liability company, as landlord, and INTERLIANT, INC., a Delaware corporation, as tenant."

         It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Treasury Department.

In addition, provided that you have not provided us with written notice, prior to the effective date of any reduction described below, of Applicant's failure to pay all sums when due under the referenced lease during the 12 months preceding the effective date of any such reduction, the amount of this Irrevocable Standby Letter of Credit shall automatically reduce in accordance with the following schedule:

Effective Date of Reduction             New Reduced Amount of Letter of Credit

July 1, 2001                            $183,581.75
July 1, 2002                            $175,581.75
July 1, 2003                            $167,581.75

In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at __________________________ to the attention of _______________________.

                                        Very truly yours,

                                        _______________________

                                                 [name]
                                        _______________________

                                                 [title}
                                        _______________________